THE CINCINNATI GAS & ELECTRIC COMPANY

	and

	THE BANK OF NEW YORK,

									Trustee



	_________


	Thirty-seventh Supplemental Indenture




	Dated as of October 14, 1996




	__________________________________________

	THIRTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of October 14, 1996, between The Cincinnati Gas & Electric Company, a corporation of the State of Ohio (the Company), and The Bank of New York, a corporation of the State of New York, as Trustee (the
Trustee).

	WHEREAS, the Company has executed and delivered to the Trustee a certain Indenture, dated as of August 1, 1936 (the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (the Bonds);

	WHEREAS, the Company and the Trustee have amended and supplemented the First Mortgage by means of thirty-six supplemental indentures (the First Mortgage as amended);

	WHEREAS, Article Eighteen of the First Mortgage as amended provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First
Mortgage for the purpose of curing any ambiguity or of curing or correcting any defective provisions contained in the First
Mortgage or in any supplemental indenture;

	WHEREAS, the Company has requested the Trustee, pursuant to
Section 1 of Article Eighteen of the First Mortgage as amended, to enter into this Thirty-seventh Supplemental Indenture for the purpose of curing an ambiguity or of curing or correcting a defective provision in Section 3 of Article Eleven of the First Mortgage as amended.


	ARTICLE ONE

	RESTATEMENT OF A PART OF SECTION 3 OF ARTICLE ELEVEN

	SECTION 1. That part of the first paragraph of Section 3 of Article Eleven of the First Mortgage as amended which precedes subdivision (1) of said Section is hereby restated so as to read as follows:

	"So long as the Company is not in default under any of the provisions of this Indenture, the Company may obtain the release of any of the mortgaged and pledged property, including, without limiting the generality of the foregoing, the Company's gas property substantially as an entirety (provided, however, that the electric property of the Company shall not in any event be released substantially as an entirety and, further, that prior lien bonds deposited with the Trustee shall not be released except as provided in Article Nine hereof), and the Trustee shall release the same from the lien hereof upon the application of the Company and receipt by the Trustee of"


	ARTICLE TWO

	MISCELLANEOUS

	SECTION 1. The provisions of this Thirty-seventh Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. From and after such time this Thirty-seventh Supplemental Indenture shall form a part of the First Mortgage as amended and all the terms and conditions hereof shall be deemed to be part of the terms of the First Mortgage as amended, as fully and with the same effect as if they had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Thirty-seventh Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Thirty-seventh Supplemental Indenture in the same manner as though set out herein at length.
 All representations and recitals contained in this Thirty-seventh Supplemental Indenture are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

	SECTION 2.  The terms defined in Article One of the First
Mortgage as amended, when used in this Thirty-seventh
Supplemental Indenture shall, respectively, have the meanings set forth in such Article.

	SECTION 3. This Thirty-seventh Supplemental Indenture may be executed in several counterparts and each counterpart shall be an original instrument.


	IN WITNESS WHEREOF, THE CINCINNATI GAS & ELECTRIC COMPANY has caused this instrument to be signed on its behalf by its Treasurer and its corporate seal to be hereunto affixed and attested by an Assistant Secretary, and THE BANK OF NEW YORK has caused this instrument to be signed on its behalf by a Vice President and its corporate seal to be hereunto affixed and attested by an Assistant Treasurer, as of the day and year first above written.


	THE CINCINNATI GAS & ELECTRIC COMPANY,

	By ___________________________________

                                        Treasurer

	(Seal)

Attest: _______________________
             Assistant Secretary

Signed and acknowledged in our presence on behalf of THE CINCINNATI GAS & ELECTRIC COMPANY

______________________________________

______________________________________


	THE BANK OF NEW YORK,


	By______________________________
	Vice President



	(Seal)

Attest: _______________________
           Assistant Vice President

Signed and acknowledged in our presence on behalf of THE BANK OF NEW YORK

______________________________________

______________________________________


STATE OF OHIO			)
					)  ss.:
COUNTY OF HAMILTON		)




		On this 14th day of October, 1996, WILLIAM L. SHEAFER and JEROME A. VENNEMANN came before me and acknowledged that they signed and sealed this instrument as Treasurer and Assistant Secretary, respectively, of THE CINCINNATI GAS & ELECTRIC COMPANY and that the same were free acts; and such Treasurer, being duly sworn, said that he resides in Hamilton County, Ohio, that he is the Treasurer of the corporation and that the seal affixed hereto is its corporate seal.

		IN WITNESS WHEREOF I have signed my name and affixed my official seal.


(Seal)

	________________________________


STATE OF NEW YORK			)
					)  ss.:
COUNTY OF NEW YORK		)




		On this _____ day of ____________, 1996, MARY JANE
MORRISSEY and LUCILLE FIRRINCIELI came before me and acknowledged that they signed and sealed this instrument as Vice President and Assistant Vice President, respectively, of THE BANK OF NEW YORK and that the same were free acts; and such Vice President, being duly sworn, said that she resides in Point Pleasant, New Jersey, that she is a Vice President of THE BANK OF NEW YORK and that the seal affixed hereto is its corporate seal.

		IN WITNESS WHEREOF I have signed my name and affixed my official seal.


(Seal)

	__________________________________________



                     This instrument was prepared by
_________________________________________
		Jerome A. Vennemann, Esq.
		P. O. Box 960
		Cincinnati, OH  45201